Earnings Conference Call – First Quarter 2016 April 27, 2016 John Wiehoff, Chairman & CEO Andrew Clarke, CFO Tim Gagnon, Director, Investor Relations Exhibit 99.2

Safe Harbor Statement Except for the historical information contained herein, the matters set forth in this presentation and the accompanying earnings release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the fourth party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to integrate the operations of acquired companies with our historic operations successfully; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the potential impacts of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel prices and availability; changes to our share repurchase activity; the impact of war on the economy; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

Results Q1 2016 in thousands, except per share amounts Net revenue margin expansion and volume growth drove net revenue increases in the first quarter. Lower truckload pricing and fuel costs reduced total revenues in the first quarter of 2016 when compared to the first quarter of 2015. Three months ended March 31 2016 2015 % Change Total revenues $3,073,943 $3,300,890 -6.9% Total net revenues $563,335 $525,110 7.3% Income from operations $198,952 $181,925 9.4% Net income $118,963 $106,476 11.7% Earnings per share (diluted) $0.83 $0.73 13.7% Weighted average shares outstanding (diluted) 143,658 146,383 -1.9% Average headcount 13,251 12,565 5.5% Ending headcount 13,343 12,632 5.6%

Transportation Results Q1 2016 Net revenue margin expansion was the result of the following factors: Lower transportation costs, including fuel. Change in mix of services and faster growth in shorter length of haul freight. Net revenue margin increased across all transportation services. TRANSPORTATION in thousands TRANSPORTATION NET REVENUE MARGIN PERCENTAGE   2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Q1 20.2% 18.2% 22.6% 17.4% 17.2% 16.9% 16.3% 15.3% 16.8% 19.7% Q2 17.9% 15.4% 20.6% 15.8% 16.2% 14.9% 15.4% 16.0% 17.5% Q4 18.0% 15.9% 19.8% 16.6% 16.4% 15.6% 15.0% 16.2% 18.4% Q4 17.7% 19.0% 18.3% 17.6% 16.3% 15.8% 15.1% 15.9% 19.0% Year 18.4% 17.0% 20.2% 16.8% 16.5% 15.8% 15.4% 15.9% 17.9% 2016 2015 % Change Total revenues $2,713,688 $2,947,257 -7.9% Total net revenues $534,066 $495,145 7.9% Net revenue margin 19.7% 16.8% 17.1% Three months ended March 31

Truckload Results Q1 2016 TRUCKLOAD NET REVENUES in thousands North America Truckload The truckload volume increase was a result of growth in contractual business, partially offset by decreases in transactional volume in the first quarter of 2016 when compared to the first quarter of 2015. Added over 2,600 new contracted carriers in the first quarter. Contractual pricing bid activity increased in the first quarter when compared to the first quarter of 2015. 2016 2015 % Change $321,684 $298,380 7.8% Three months ended March 31 Year over year change *Pricing and cost measures exclude the estimated impact of the change in fuel prices Quarter Volume 4% Approximate pricing* -5% Approximate cost* -7% Net revenue margin

LTL Results Q1 2016 LTL NET REVENUES in thousands LTL Fifth consecutive quarter with double digit volume growth. Contractual pricing bid activity increased in the first quarter when compared to the first quarter of 2015. 2016 2015 % Change $91,293 $85,370 6.9% Three months ended March 31 Year over year change Quarter Volume 10% Pricing* Net revenue margin *Pricing measure excludes the estimated impact of the change in fuel prices

Intermodal Results Q1 2016 Volume declines occurred in the transactional and small customer categories. Intermodal opportunities negatively impacted by the lower cost truck market. INTERMODAL NET REVENUES in thousands INTERMODAL 2016 2015 % Change $9,264 $10,512 -11.9% Three months ended March 31 Year over year change Quarter Volume -13% Pricing Net revenue margin

Global Forwarding Results Q1 2016 Ocean, Air and Customs NET REVENUES in thousands OCEAN AIR Combined Global Forwarding services net revenues increased 8.3 percent in the first quarter when compared to the first quarter of 2015. Volumes increased in each global forwarding service in the first quarter of 2016 when compared to the first quarter of 2015. 2016 2015 % Change Ocean $58,669 $50,190 16.9% Air $18,409 $20,639 -10.8% Customs $10,724 $10,263 4.5% Three months ended March 31 Quarter Volume Pricing Net revenue margin Quarter Volume Pricing Net revenue margin Year over year change Year over year change

Other Logistics Services Results Q1 2016 Other Logistics Services net revenues include transportation managed services, warehousing, and small parcel. The increase in net revenues the first quarter of 2016, when compared to the first quarter of 2015, was primarily due to growth in managed services. NET REVENUES in thousands 2016 2015 % Change $24,023 $19,791 21.4% Three months ended March 31

Sourcing Results Q1 2016 Sourcing net revenue decrease in the first quarter of 2016 primarily due to high commodity pricing in the key category caused by the adverse effects of weather. Case volume increased 8.4 percent in the first quarter of 2016 when compared to the first quarter of 2015. SOURCING NET REVENUES in thousands 2016 2015 % Change Total revenues $360,255 $353,633 1.9% Total net revenues $29,269 $29,965 -2.3% Net revenue margin 8.1% 8.5% -4.1% Three months ended March 31

in thousands Summarized Income Statement Personnel expense increase was primarily driven by average headcount growth of 5.6 percent. Additional payroll tax expense in the first quarter 2016 of approximately $2.6 million related to the delivery of previously vested restricted equity awards. Selling, general, and administrative expenses decreased due to lower provision for bad debt, partially offset by an increase in travel expenses. Three months ended March 31 2016 2015 % Change Total revenues $3,073,943 $3,300,890 -6.9% Total net revenues 563,335 525,110 7.3% Personnel expenses 277,497 255,144 8.8% Selling, general & admin 86,886 88,041 -1.3% Total operating expenses 364,383 343,185 6.2% Income from operations $198,952 $181,925 9.4% Percent of net revenue 35.3% 34.6% 1.9%

CASH FLOW DATA BALANCE SHEET DATA Other Financial Information in thousands Strong cash flow quarter Total debt balance $970 million $500 million, 4.28% average coupon $470 million drawn on revolver, 1.43% current rate as of March 31, 2016 Three months ended March 31 March 31, 2016 Cash & investments $179,406 Current assets $1,705,716 Total assets $3,162,245 Debt $970,000 Stockholders investment $1,191,806 2016 2015 % Change Net cash provided by operating activities $,104,150 $,100,395 3.7% Capital expenditures, net $17,825 $6,666 1.6740174017401741 Three months ended December 31, Year ended December 31, 2013 2012 2013 2012 %chg Net cash provided by operating activities (excluding the impact of accured income taxes) $,176,678 $89,333 $,453,634 $,355,800 0.27496908375491858 Impact of accrued income taxes ,-11,830 ,103,853 -,105,857 ,104,542 Net cash provided by operating activities $,164,848 $,193,186 $,347,777 $,460,342 Net cash provided by operating activities - actual/reported $,164,848 $,193,186 $,347,777 $,460,342 -0.24452472292339178 Adjust: Impact of accrued income taxes ,-11,830 ,103,853 -,105,857 ,104,542 Net cash provided by operating activities - adjusted $,176,678 $89,333 $,453,634 $,355,800 0.27496908375491858 2013 2012 % Change Capital expenditures, net $13,970 $11,765 0.187 Net cash provided by operating activities $,164,848 $,193,186 -0.14699999999999999 Capital expenditures, net $13,970 $11,765 0.187

Capital Distribution

in thousands

	2011	2012 (a)	2013	2014	2015	Q1 2016
Net income	**$431,612**	**$447,007**	**$415,904**	**$449,711**	**$509,699**	**$118,963**
Capital distribution						
Cash dividends paid	$194,697	$219,313	$220,257	$215,008	$235,615	$63,888
Share repurchases (b)	250,274	255,849	807,449 (c)	176,645	241,231	53,519
Subtotal	**$444,971**	**$475,162**	**$1,027,706**	**$391,653**	**$476,846**	**$117,407**
Percent of net income						
Cash dividends paid	45%	49%	53%	48%	46%	54%
Open market share repurchases	58%	57%	194%	39%	47%	45%
Subtotal	**103%**	**106%**	**247%**	**87%**	**93%**	**99%**

(a) 2012 Net Income is adjusted to excluded transaction related gains and expenses. A reconciliation of adjusted results appears in Appendix A. 2012 Dividends exclude the fifth dividend payment made during the year.
(b) Includes shares withheld for taxes upon delivery of previously vested restricted equity.
(c) Includes a $500 million accelerated share repurchase.

- Capital returned to shareholders during the quarter
  - $63.9 million cash dividend
  - $21.2 million in cash for repurchase activity, excluding shares withheld for taxes upon delivery of previously vested restricted equity.
    - 302,022 shares
    - Average price $72.84 for shares repurchased
- Target is to return approximately 90% of net income to shareholders annually.

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

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C.H. ROBINSON

Final Comments April to date total company net revenue growth rate per day is approximately 6 percent when compared to April 2015. Contractual bid activity has normalized in the early part of the second quarter. The North America truck market continues to have a high level of available capacity. Investment priorities will continue to be: People, process and technology Expand and optimize our global network Select M&A opportunities

Appendix A: 2012 Summarized Adjusted Income Statement

In thousands, except per share amounts

Twelve months ended December 31, 2012

	2012 Actual	Non-recurring Acquisition Impacts	Non-recurring Divestiture Impacts	Adjusted
Total net revenues	**$1,717,571**			**$1,717,571**
Personnel expenses (1)	766,006	-385	-34,207	731,414
Other operating expenses (2)	276,245	-10,225	-379	265,641
Total operating expenses	**1,042,251**	**-10,610**	**-34,586**	**997,055**
Income from operations	**675,320**	**10,610**	**34,586**	**720,516**
Investment & other income (3)	283,142		-281,551	1,591
Income before taxes	958,462	10,610	-246,965	722,107
Provision for income taxes	364,658	2,745	-92,303	275,100
Net income	**$593,804**	**7,865**	**-$154,662**	**$447,007**
Net income per share (diluted)	3.67			2.76
Weighted average shares (diluted)	161,946	185 (4)	92 (5)	161,669

To assist investors in understanding our financial performance, we supplement the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations. We use non-GAAP measures to assess our operating performance for the quarter. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of our ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

1) The adjustment to personnel consists of $33 million of incremental vesting expense of our equity awards triggered by the gain on the divestiture of T-Chek. The balance consists of transaction related bonuses.
2) The adjustments to other operating expenses reflect fees paid to fourth parties for:
   a) Investment banking fees related to the acquisition of Phoenix
   b) External legal and accounting fees related to the acquisitions of Apreo and Phoenix and the divestiture of T-Chek.
3) The adjustment to investment and other income reflects the gain from the divestiture of T-Chek.
4) The adjustment to diluted weighted average shares outstanding relates to the shares of C.H. Robinson stock issued as consideration paid to the sellers in the acquisition of Phoenix.
5) The adjustment to diluted weighted average shares outstanding relates to the additional vesting of performance-based restricted stock as a result of the gain on sale recognized from the divestiture of T-Chek.

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

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C.H. ROBINSON